UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 2, 2015

IPC HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33930	No. 95-4562058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4605 Lankershim Boulevard, Suite 617
North Hollywood, California 91602
(Address of principal executive offices, including Zip Code)
(888) 447-2362
(Registrant’s telephone number, including area code)

IPC THE HOSPITALIST COMPANY, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.
On January 2, 2015, we filed with the Secretary of State of the State of Delaware a Certificate of Amendment to our Amended and Restated Certificate of Incorporation to change our corporate name from IPC The Hospitalist Company, Inc. to IPC Healthcare, Inc. A copy of the Certificate of Amendment of Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto and incorporated by reference.
In connection with our name change, our board of directors amended our by-laws to reflect the corporate name IPC Healthcare, Inc., also effective on January 2, 2015. No other changes were made to our by-laws. A copy of the Fifth Amended and Restated By-laws reflecting this amendment is attached as Exhibit 3.2 hereto and incorporated by reference.
Our common stock will continue to trade on the NASDAQ Stock Market under the ticker symbol "IPCM". Outstanding stock certificates for shares of the Company are not affected by the name change; they continue to be valid and need not be exchanged.
On January 5, 2015, the Company issued a press release announcing the corporate name change. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 - Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation.
3.2	Fifth Amended and Restated By-laws of IPC Healthcare, Inc.
99.1	Press release dated January 5, 2015 announcing the corporate name change.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC HEALTHCARE, INC.

Date:	January 5, 2015	By:	/s/ Adam D. Singer, M.D.
Adam D. Singer, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation.
3.2	Fifth Amended and Restated By-laws of IPC Healthcare, Inc.
99.1	Press release dated January 5, 2015 announcing the corporate name change.